Power of Attorney & Electronic Signature Attestation The undersigned hereby constitutes and appoints each of (i) the Chief Legal Officer, General Counsel and Corporate Secretary (currently Ann Munson Steines), an officer of Nordstrom, Inc., and (ii) the VP, Associate General Counsel & Assistant Corporate Secretary (currently Brian DeFoe), each an employee of Nordstrom, Inc., signing singly, the undersigned’s true and lawful attorney-in-fact to: (1) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Nordstrom, Inc. (the “Company”), Forms 3, 4 and 5 and Form ID in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute such Forms 3, 4 and 5 and Form ID, any amendment or amendments thereto, and timely file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion; and (4) for purposes of authenticating my typed signature on electronic filings made by Nordstrom, Inc. (the “Company”) with the Securities and Exchange Commission (each such authentication, an “Authentication Document”), I hereby attest that my electronic signature on any Authentication Document constitutes the legal equivalent of my manual signature. I understand that I may revoke this attestation by delivering a revocation to the Company in writing. I understand that this attestation is effective when signed and delivered to the Company. The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. The undersigned agrees to hold harmless the Company and the foregoing attorney-in-fact for the performance of the foregoing actions in the exercise of any rights and powers herein granted.